                                                                  Exhibit 99.10

                        BENEFICIAL OWNER ELECTION FORM

  I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights ("Rights") to purchase shares of common stock, par value $0.01 per share (the "Common Stock"), of AMF Bowling, Inc. (the "Company").

  In this form, I (we) instruct you whether to exercise, sell or transfer Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated June 28, 1999 (the "Prospectus").

  BOX 1. [_]Please do not exercise Rights for shares of the Common Stock.

  BOX 2. [_]Please exercise Rights for shares of the Common Stock as set forth below:

                             Number
                               of        Subscription
                             Rights         Price              Payment
                             ------      ------------          -------
        Basic Subscription
         Privilege:          ______   X     $5.00      =  $_______  (Line 1)
        Over-Subscription
         Privilege:          ______   X     $5.00      =  $_______  (Line 2)

                               Maximum
                                Number
                                  of        Subscription          Maximum
                                Rights         Price              Payment
                               -------      ------------          -------
        Conditional Over-Sub-
         scription Privilege:  _______   X     $5.00      =  $________ (Line 3)

  By exercising the Over-Subscription Privilege and/or the Conditional Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

  Total Payment Required = $_____ (Sum of Lines 1, 2 and 3; must equal total of amounts in Boxes 4 and 5).

  BOX 4. [_]Payment in the following amount is enclosed:

  BOX 5. [_]Please deduct payment from the following account maintained by you as follows:

           ---------------------------    ---------------------------
           Type of Account                        Account No.

           Amount to be deducted: $

           Date: _______________, 1999    ---------------------------
                                                   Signature

  BOX 6. [_]Please sell ______ of my Rights.

  BOX 7. [_]Please have ChaseMellon Shareholder Services, L.L.C. effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution guarantee my signature.

                                           Signature(s): _____________________

                                           Signature(s): _____________________
                                                           (If held jointly)

Please type or print name(s) below:

-------------------------------

-------------------------------

Signature(s) Guaranteed by: ________________________
                            Eligible Institution